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                                                                    Exhibit 21.1

                            Cornerstone Bancorp, Inc.
                                December 31, 2001

                              Organizational Chart

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                                   Cornerstone
                                  Bancorp, Inc.
                                  Stamford, CT
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                                Cornerstone Bank
                                  Stamford, CT
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                        Cornerstone Business Credit, Inc.
                                  Stamford, CT
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